NET LEASE AGREEMENT


     THIS LEASE, made and entered into effective as of the 10th day of December, 1997,by and between AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP ("Fund XXII"), a Minnesota limited partnership whose corporate general partner is AEI Fund Management XXI, Inc., a Minnesota corporation, and AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP ("Fund XVII"), a Minnesota limited partnership, whose corporate general partner is AEI Fund Management XVII, Inc., both of whose address is 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101 ("Lessor"), and Ohio Valley Bistros, Inc., an Ohio corporation ("Lessee"), whose address is 5803 Mariemont Avenue, Cincinnati, Ohio 45227;

                                 WITNESSETH:

     WHEREAS, Lessor is the fee owner of a certain parcel of real property and improvements located at Greensburg, Pennsylvania, and legally described in Exhibit "A", which is attached hereto and incorporated herein by reference; and

     WHEREAS, Lessee constructed the building and improvements (together the "Building") on the real property described in Exhibit "A", which Building is described in the plans and specifications heretofore submitted to Lessor, and sold the same to Lessor; and

     WHEREAS, Lessee desires to lease said real property and Building (said real property and Building hereinafter referred to as the "Leased Premises"), from Lessor upon the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the Rents, terms, covenants, conditions, and agreements hereinafter described to be paid, kept, and performed by Lessee, Lessor does hereby grant, demise, lease, and let unto Lessee, and Lessee does hereby take and hire from Lessor and does hereby covenant, promise, and agree as follows:

ARTICLE 1.  LEASED PREMISES

     Lessor hereby leases to Lessee, and Lessee leases and takes from Lessor, the Leased Premises subject to the conditions of this Lease.




ARTICLE 2.  TERM

     (A)  The term of this Lease ("Term") shall be Fifteen
(15) consecutive "Lease Years", as hereinafter defined, commencing on the effective date hereof ("Occupancy Date").

     (B) The first "Lease Year" of the Term shall be for a period of twelve (l2) consecutive calendar months from the Occupancy Date. If the Occupancy Date shall be other than the first day of a calendar month, the first "Lease Year" shall be the period from the Occupancy Date to the end of the calendar month of the Occupancy Date, plus the following twelve (l2) calendar months. Each Lease Year after the first Lease Year shall be a successive period of twelve (l2) calendar months.

     (C) The parties agree that once the Occupancy Date has been established, upon the request of either party, a short form or memorandum of this Lease will be executed for recording purposes. That short form or memorandum of this Lease will set forth the actual occupancy and termination dates of the Term and optional Renewal Terms, as defined in
Article 28 hereof, and the existence of any option to purchase or right of first refusal, and that said option or right shall terminate when the Lessee shall lose right to possession or this Lease is terminated, whichever occurs first.

ARTICLE 3.  CONSTRUCTION OF IMPROVEMENTS

     (A) Lessee warrants and agrees that the Building has been constructed on the Leased Premises, and all other improvements to the land, including the parking lot, approaches, and service areas, have been constructed in all material respects by Lessee substantially in accordance with the plot, plans, and specifications heretofore submitted to Lessor.

     (B) Lessee warrants that the Building and all other improvements to the land do comply with the laws, ordinances, rules, and regulations of all state and local governments.

     (C) Lessee agrees to pay, if not already paid in full, for all architectural fees and actual construction costs relating to the Building and other related improvements on the Leased Premises, in the past, present or future, which shall include, but not be limited to, plans and specifications, general construction, carpentry, electrical, plumbing, heating, ventilating, air conditioning, decorating, equipment installation, outside lighting, curbing, landscaping, blacktopping, electrical sign hookup, conduit and wiring from building, fencing, and parking curbs, builder's risk insurance (naming Lessor, Lessee, and contractor as co-insured), and all construction bonds and permits for improvements made by or at the direction of Lessee. Lessee agrees to obtain prior to the commencement of future work a no-lien agreement in recordable form from the contractor or contractors performing such work agreeing to not place a lien upon the fee interest of Lessor in the Leased Premises.

     (D) Opening for business in the Leased Premises by Lessee shall constitute an acceptance of the Leased Premises and an acknowledgment by Lessee that the premises are in the condition described under this Lease.

ARTICLE 4.  RENT PAYMENTS

     (A)  Annual Rent Payable for the first Lease Year:
Lessee shall pay to Lessor an annual Base Rent of $169,125, which amount shall be payable in advance on the first day of each month in equal monthly installments of $5,637.50 to Fund XXII and $8,456.25 to Fund XVII. If the first day of the Lease Term is not the first day of a calendar month, then the monthly Rent payable for that partial month shall be a prorated portion of the equal monthly installment of Base Rent.

     (B) Annual Rent Payable for the Second Lease Year and each Lease Year thereafter:

          1. For the Second Lease Year, and each Lease Year thereafter, the annual Base Rent due and payable shall increase by an amount equal to One and 13/100 Percent (1.13%) of the Base Rent payable for the immediately prior Lease Year. Such increased Base Rent shall be payable in advance of the first day of each month in equal monthly installments.

     (C)  Overdue Payments.

     Lessee shall pay interest on all overdue payments of Rent or other monetary amounts due hereunder at the rate of eighteen percent (18%) per annum or the highest rate allowed by law, whichever is less, accruing from the date such Rent or other monetary amounts were properly due and payable.

ARTICLE 5. INSURANCE AND INDEMNITY

     (A) Lessee shall, throughout the Term or Renewal Terms, if any, of this Lease, at its own cost and expense, procure and maintain insurance which covers the Leased Premises and improvements against fire, wind, and storm damage (including flood insurance if the Leased Premises is in a federally designated flood prone area) and such other risks (including earthquake insurance, if the Leased Premises is located in a federally designated earthquake zone or in an ISO high risk earthquake zone) as may be included in the broadest form of all risk, extended coverage insurance as may, from time to time, be available in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer within the terms of the applicable policies. In any event, the insurance shall not be less than one hundred percent (100%) of the then insurable value, with such commercially reasonable deductibles as Lessor may reasonably require from time to time. Additionally, replacement cost endorsements, inflation guard endorsements, vandalism endorsement, malicious mischief endorsement, waiver of subrogation endorsement, waiver of co-insurance or agreed amount endorsement (if available), and Building Ordinance Compliance endorsement and Rent loss endorsements (for a period of one year) must be obtained.

     (B) Lessee agrees to place and maintain throughout the Term or Renewal Terms, if any, of this Lease, at Lessee's own expense, public liability insurance with respect to Lessee's use and occupancy of said premises, including "Dram Shop" or liquor liability insurance, if the same shall be or become available in the State of Pennsylvania, with initial limits of at least $1,000,000 per occurrence/$3,000,000 general aggregate, or such additional amounts as Lessor shall reasonably require from time to time.

     (C) Lessee agrees to notify Lessor in writing if Lessee is unable to procure all or some part of the aforesaid insurance. In the event Lessee fails to provide all insurance required under this Lease, Lessor shall have the right, but not the obligation, to procure such insurance on Lessee's behalf. Lessee will then, within three (3) days from receiving written notice, pay Lessor the amount of the premiums due or paid, together with interest thereon at the lesser of 18% per annum or the highest rate allowable by law, which amount shall be considered Rent payable by Lessee in addition to the Rent defined at Article 4 hereof.

     (D) All policies of insurance provided for or contemplated by this Article can be under Lessee's blanket insurance coverage and shall name Lessor, Lessor's corporate general partners, and Robert P. Johnson, as the individual general partner of Lessor, and Lessee as additional named insured and loss payee, as their respective interests (as landlord and lessee, respectively) may appear, and shall provide that the policies cannot be canceled, terminated, changed, or modified without thirty (30) days written notice to the parties. In addition, all of such policies shall contain endorsements by the respective insurance companies waiving all rights of subrogation, if any, against Lessor. All insurance companies providing coverages must be rated "A" or better by Best's Key Rating Guide (the most current edition), or similar quality under a successor guide if Best's Key Rating shall cease to be published. Lessee shall provide Lessor with legible copies of any and all policies and endorsements required herein on or before the Occupancy Date. No less than fifteen (15) business days prior to expiration of such policies, Lessee shall provide Lessor with legible copies of any and all renewal Certificates of Insurance, if the terms of the Policies (including endorsements) have not changed, and copies of such policies if the same have changed. Lessee agrees that it will not settle any property insurance claims affecting the Leased Premises in excess of $25,000 without Lessor's prior written consent, such consent not to be unreasonably withheld or delayed. Lessor shall consent to any settlement of an insurance claim wherein Lessee shall confirm in writing with evidence reasonably satisfactory to Lessor that Lessee has sufficient funds available to complete the rebuilding of the Premises.

     (E) Lessee shall defend, indemnify, and hold Lessor harmless against any and all claims, damages, and lawsuits arising after the Occupancy Date of this Lease and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained in or about the Leased Premises, unless such damage or injury results from the intentional misconduct or the gross negligence of Lessor and Lessee agrees to save Lessor harmless from, and indemnify Lessor against, any and all injury, loss, or damage, of whatever nature, to any person or property caused by, or resulting from any act, omission, or negligence of Lessee or any employee or agent of Lessee.
In addition, Lessee hereby releases Lessor from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, unless such fire or other casualty shall be brought about by the intentional misconduct or negligence of Lessor. In the event of any loss, damage, or injury caused by the joint negligence or willful misconduct of Lessor and Lessee, they shall be liable therefor in accordance with their respective degrees of fault.

     (F) Lessor hereby waives any and all rights that it may have to recover from Lessee damages for any loss occurring to the Leased Premises by reason of any act or omission of Lessee; provided, however, that this waiver is limited to those losses for which Lessor is compensated by its insurers, if the insurance required by this Lease is maintained. Lessee hereby waives any and all right that it may have to recover from Lessor damages for any loss occurring to the Leased Premises by reason of any act or omission of Lessor; provided, however, that this waiver is limited to those losses for which Lessee is, or should be if the insurance required herein is maintained, compensated by its insurers.

ARTICLE 6.  TAXES, ASSESSMENTS AND UTILITIES

     (A) Lessee shall be liable and agrees to pay the charges for all public utility services rendered or furnished to the Leased Premises, including heat, water, gas, electricity, sewer, sewage treatment facilities and the like, all personal property taxes, real estate taxes, special assessments, and municipal or government charges, general, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, imposed, or assessed against the Leased Premises, or upon any improvements thereon, at any time after the Occupancy Date of this Lease for the period prior to the expiration of the term hereof, or any Renewal Term, if exercised.

     (B)  Lessee shall pay all real estate taxes,
assessments for public improvements or benefits, and other governmental impositions, duties, and charges of every kind and nature whatsoever which shall or may, during the term of this Lease, be charged, laid, levied, assessed, or imposed upon, or become a lien or liens upon the Leased Premises or any part thereof. Such payments shall be considered as Rent paid by Lessee in addition to the Rent defined at Article 4 hereof. If due to a change in the method of taxation, a franchise tax, Rent tax, or income or profit tax shall be levied against Lessor in substitution for or in lieu of any tax which would otherwise constitute a real estate tax, such tax shall be deemed a real estate tax for the purposes herein and shall be paid by Lessee; otherwise Lessee shall not be liable for any such tax levied against Lessor.

     (C) All real estate taxes, assessments for public improvements or benefits, water rates and charges, sewer rents, and other governmental impositions, duties, and charges which shall become payable for the first and last tax years of the term hereof shall be apportioned pro rata between Lessor and Lessee in accordance with the respective number of months during which each party shall be in possession of the Leased Premises (or through the expiration of the term hereof, if longer) in said respective tax years. Lessee shall pay within 60 days of the expiration of the term hereof (or within thirty days of receipt of Lessor's notice of such Lessor's reasonable estimate thereof, whichever is later) reasonable estimate of Lessee's pro-rata share of real estate taxes for the last tax year of the term hereof, based upon the last available tax bill. Lessor shall give Lessee notice of such estimated pro-rata real estate taxes no later than 90 days before the end of the term hereof. Upon receipt of the actual statement of real estate taxes for such prorated period, Lessor shall either refund to Lessee any over payment of the pro-rata Lessee obligation, or shall assess and Lessee shall pay promptly upon notice any remaining portion of the Lessee's pro-rata obligation for such real estate taxes.

     (D) Lessee shall have the right to contest or review by legal proceedings or in such other manner as may be legal (which, if instituted, shall be conducted solely at Lessee's own expense) any tax, assessment for public improvements or benefits, or other governmental imposition aforementioned, upon condition that, before instituting such proceeding
Lessee shall pay (under protest) such tax or assessments for public improvements or benefits, or other governmental imposition, duties and charges aforementioned, unless such payment would act as a bar to such contest or interfere materially with the prosecution thereof and in such event Lessee shall post with Lessor alternative security reasonably satisfactory to Lessor. All such proceedings shall be begun as soon as reasonably possible after the imposition or assessment of any contested items and shall be prosecuted to final adjudication with reasonable dispatch. In the event of any reduction, cancellation, or discharge, Lessee shall pay the amount that shall be finally levied or assessed against the Leased Premises or adjudicated to be due and payable, and, if there shall be any refund payable by the governmental authority with respect thereto, if Lessee has paid the expense of Lessor in such proceedings, Lessee shall be entitled to receive and retain the refund, subject, however, to apportionment as provided during the first and last years of the term of this Lease.

     (E) Lessor, within sixty (60) days after notice to Lessee if Lessee fails to commence such proceedings, may, but shall not be obligated to, contest or review by legal proceedings, or in such other manner as may be legal, and at Lessor's own expense, any tax, assessments for public improvements and benefits, or other governmental imposition aforementioned, which shall not be contested or reviewed, as aforesaid, by Lessee, and unless Lessee shall promptly join with Lessor in such contest or review, Lessor shall be entitled to receive and retain any refund payable by the governmental authority with respect thereto.

     (F) Lessor shall not be required to join in any proceeding referred to in this Article, unless in Lessee's reasonable opinion, the provisions of any law, rule, or regulation at the time in effect shall require that such a proceeding be brought by and/or in the name of Lessor, in which event Lessor shall upon written request, join in such proceedings or permit the same to be brought in its name, all at no cost or expense to Lessor.

     (G)  Within thirty (30) days after Lessor notifies
Lessee in writing that Lessor has paid such amount, Lessee shall also pay to Lessor, as additional Rent, the amount of any sales tax, tax or fees charged on rent (exclusive of income tax). At Lessor's option, Lessee shall deposit with Lessor on the first day of each and every month during the term hereof, an amount equal to one-twelfth (1/12) of any estimated sales tax payable to the State in which the property is situated for Rent received by Lessor hereunder ("Deposit"). From time to time out of such Deposit Lessor will pay the sales tax to the State in which the property is situated as required by law. In the event the Deposit on hand shall not be sufficient to pay said tax when the same shall become due from time to time, or the prior payments shall be less than the current estimated monthly amounts, then Lessee shall pay to Lessor on demand any amount necessary to make up the deficiency. The excess of any such Deposit shall be credited to subsequent payments to be made for such items. If a default or an event of default shall occur under the terms of this Lease, Lessor may, at its option, without being required so to do, apply any Deposit on hand to cure such default, in such order and manner as Lessor may elect.

ARTICLE 7. PROHIBITION ON ASSIGNMENTS AND SUBLETTING; TAKE-
           BACK RIGHTS

     (A) Except as otherwise expressly provided in this Article, Lessee shall not, without obtaining the prior written consent of Lessor, in each instance:

          1. assign or otherwise transfer this Lease, or any part of Lessee's right, title or interest therein;

          2. sublet all or any part of the Leased Premises or allow all or any part of the Leased Premises to be used or occupied by any other Persons (herein defined as a Party other than Lessee, be it a corporation, a partnership, an individual or other entity); or

          3. mortgage, pledge or otherwise encumber this Lease, or the Leased Premises.

     (B)  For the purposes of this Article:

          1. the transfer of voting control of any class of capital stock of any corporate Lessee or sublessee, or the transfer voting control of the total interest in any other person which is a Lessee or sublessee, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be;

          2. an agreement by any other Person, directly or indirectly, to assume Lessee's obligations under this Lease shall be deemed an assignment;

          3. any Person to whom Lessee's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article;

          4. each material modification, amendment or extension or any sublease to which Lessor has previously consented shall be deemed a new sublease; and

          5. Lessee shall present the signed consent to such assignment and/or subletting from any guarantors of this Lease, such consent to be in form and substance reasonably satisfactory to Lessor.

     Lessee agrees to furnish to Lessor within five (5) business days following demand at any time such information and assurances as Lessor may reasonably request that neither Lessee, nor any previously permitted sublessee, has violated the provisions of this Article.

     (C) If Lessee agrees to assign this Lease or to sublet all or any portion of the Leased Premises without Lessor's prior written approval, Lessee shall, prior to the effective date thereof (the "Effective Date"), deliver to Lessor executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or sublessee, as applicable. If Lessor in its sole discretion (except as otherwise specifically limited herein) shall not consent to a proposed sublease or assignment, Lessor shall then have all of the following rights, any of which Lessor may exercise by written notice to Lessee given within thirty
(30) days after Lessor receives the aforementioned documents:

          1. with respect to a proposed assignment of this Lease, the right to terminate this Lease on the Effective
Date as if it were the Expiration Date of this Lease;

          2. with respect to a proposed subletting of the entire Leased Premises, the right to terminate this Lease on the Effective Date as if it were the Expiration Date; or

          3. with respect to a proposed subletting of less than the entire Leased Premises, the right to terminate this Lease as to the portion of the Leased Premises affected by such subletting on the Effective Date, as if it were the Expiration Date, in which case Lessee shall promptly execute and deliver to Lessor an appropriate modification of this Lease in form satisfactory to Lessor in all respects.

          4. with respect to a proposed subletting or proposed assignment of this Lease, impose such conditions upon Lessor's consent as Lessor shall determine in its sole discretion.

     (D)  If Lessor exercises any of its options under
Article 7(C) above, (and if Lessor shall impose conditions upon its consent and Lessee shall fail to meet any conditions Lessor may impose upon its consent), Lessor may then lease the Leased Premises or any portion thereof to Lessee's proposed assignee or sublessee, as the case may be, without liability whatsoever to Lessee.

     (E) Notwithstanding anything above to the contrary, Lessor agrees to consent to any assignment or sublease all or any portion of the Lessee's interests herein to any party, such consent not to be unreasonably withheld or delayed, provided, however, in any event Lessor is given prior written notice of such sublease or assignment, accompanied by a copy of such sublease or assignment, and the consents of Lessee (such consent to be in form and substance satisfactory to Lessor) to such assignment or sublet, affirming their continued liability hereunder.
Further, Lessor's consent shall be given if the proposed assignment or sublease is to: (1) a franchisee in good standing for the TGIFriday's concept, or (2) TGI Friday's, Inc. (or its successor in interest) (Lessee's TGIFriday's franchisor); or (3) a franchisee in good standing for a restaurant concept then on Lessor or Lessor's affiliate's current approved concept list; provided, however, in any event Lessor is given prior written notice of such sublease or assignment, accompanied by a copy of such sublease or assignment, and the consents of Lessee (such consent to be in form and substance satisfactory to Lessor) to such assignment or sublet, affirming their continued liability hereunder.

     Provided, further, if Lessee shall assign (except in cases occasioned by Lessee being in default hereunder and such default being cured by TGI Friday's Inc.) its interest hereunder to TGI Friday's, Inc. (or its successor in interest), the undersigned will then be released for all obligations of Lessee under the Lease accruing after the date Lessor shall have approved in writing (such approval not to be unreasonably withheld or delayed) the evidence of satisfaction of the conditions to release stated above.

ARTICLE 8.  REPAIRS AND MAINTENANCE

     (A) Lessee covenants and agrees to keep and maintain in good order, condition and repair the interior and exterior of the Leased Premises during the term of the Lease, or any renewal terms, and further agrees that Lessor shall be under no obligation to make any repairs or perform any maintenance to the Leased Premises. Lessee covenants and agrees that it shall be responsible for all repairs, alterations, replacements, or maintenance of, including but without limitation to or of: The interior and exterior portions of all doors; door checks and operators; windows; plate glass; plumbing; water and sewage facilities; fixtures; electrical equipment; interior walls; ceilings; signs; roof; structure; interior building appliances and similar equipment; heating and air conditioning equipment; and any equipment owned by Lessor and leased to Lessee hereunder, as itemized on Exhibit B attached hereto and incorporated herein by reference; and further agrees to replace any of said equipment when necessary. Lessee further agrees to be responsible for, at its own expense, snow removal, lawn maintenance, landscaping, maintenance of the parking lot (including parking lines, seal coating, and blacktop surfacing), and other similar items.

     (B) If Lessee refuses or neglects to commence or complete repairs promptly and adequately, Lessor may cause such repairs to be made, but shall not be required to do so, and Lessee shall pay the cost thereof to Lessor within five
(5) business days following demand. It is understood that Lessee shall pay all expenses and maintenance and repair during the term of this Lease. If Lessee is not then in default hereunder, Lessee shall have the right to make repairs and improvements to the Leased Premises without the consent of Lessor if such repairs and improvements do not exceed Seventy-Five Thousand Dollars ($75,000.00), provided such repairs or improvements do not affect the structural integrity of the Leased Premises. Any repairs or improvements in excess of Seventy-Five Thousand Dollars ($75,000.00) or affecting the structural integrity of the Leased Premises may be done only with the prior written consent of Lessor, such consent not to be unreasonably withheld or delayed. All alterations and additions to the Leased Premises shall be made in accordance with all applicable laws and shall remain for the benefit of Lessor, except for Lessee's moveable trade fixtures. In the event of making such alterations as herein provided, Lessee further agrees to indemnify and save harmless Lessor from all expense, liens, claims or damages to either persons or property or the Leased Premises which may arise out of or result from the undertaking or making of said repairs, improvements, alterations or additions, or Lessee's failure to make said repairs, improvements, alterations or additions.

ARTICLE 9.  COMPLIANCE WITH LAWS AND REGULATIONS

     Lessee will comply with all statutes, ordinances, rules, orders, regulations and requirements of all federal, state, city and local governments, and with all rules, orders and regulations of the applicable Board of Fire Underwriters which affect the use of the improvements. Lessee will comply with all easements, restrictions, and covenants of record against or affecting the Leased Premises and any franchise agreements required for operation of the Leased Premises in accordance with Article 14 hereof.

ARTICLE 10.  SIGNS

     Lessee shall have the right to install and maintain a sign or signs advertising Lessee's business, provided that the signs conform to law, and further provided that the sign or signs conform specifically to the written requirements of the appropriate governmental authorities.

ARTICLE 11.  SUBORDINATION

     (A) Lessor reserves the right and privilege to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon Lessor's interest in the Leased Premises and on the land and buildings of which said premises are a part, or upon any buildings hereafter placed upon the land of which the Leased Premises are a part, provided such mortgagee shall execute its standard form, commercially reasonable subordination, attornment and non-disturbance agreement. Lessor also reserves the right and privilege to subject and subordinate this Lease at all times to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations, and replacements thereof, provided such mortgagee shall execute its standard form, commercially reasonable subordination, attornment and non-disturbance agreement.

     (B) Lessee covenants and agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be reasonably desired by Lessor and any proposed mortgagee or proposed mortgagees.



ARTICLE l2.  CONDEMNATION OR EMINENT DOMAIN

     (A) If the whole of the Leased Premises are taken by any public authority under the power of eminent domain, or by private purchase in lieu thereof (with "private purchase" meaning a grantee which has the legal right of eminent domain), then this Lease shall automatically terminate upon the date possession is surrendered, and Rent shall be paid up to that day. If any part of the Leased Premises shall be so taken as to render the remainder thereof materially unusable or unfit for the purposes for which the Leased Premises were leased, in the opinion of an arbitrator appointed by the American Arbitration Association office closest to the site of the Leased Premises pursuant to its rules and regulations and reasonably approved by Lessor and Lessee (with both parties having a right to a hearing at such office before said arbitrator), then Lessor and Lessee shall each have the right to terminate this Lease on thirty
(30) days notice to the other given within ninety (90) days after the date of such taking. In the event that this Lease shall terminate or be terminated, the Rent shall, if and as necessary, be paid up to the day that possession was surrendered.

     (B) If any part of the Leased Premises shall be so taken such that it does not materially interfere with the business of Lessee, then Lessee shall, with the use of the condemnation proceeds (which Lessor agrees to make available), but otherwise at Lessee's own cost and expense, restore the remaining portion of the Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased. Lessee shall make all repairs to the building in which the Leased Premises is located to the extent necessary to constitute the building a complete architectural unit. Provided, however, that such work shall not exceed the scope of the work required to be done by Lessee in originally constructing such building unless Lessee shall demonstrate to Lessor's reasonable satisfaction the availability of funds to complete such work. Provided, further, the cost thereof to Lessor shall not exceed the proceeds of its condemnation award, all to be done without any adjustments in Rent to be paid by Lessee. This lease shall be deemed amended to reflect the taking in the legal description of the Leased Premises.

     (C) All compensation awarded or paid upon such total or partial taking of the Leased Premises shall belong to and be the property of Lessor without any participation by Lessee, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises herein leased. Nothing contained herein shall be construed to preclude Lessee from prosecuting any claim directly against the condemning authority in such proceedings for: Loss of business; damage to or loss of value or cost of removal of inventory, trade fixtures, furniture, and other personal property belonging to Lessee; provided, however, that no such claim shall diminish or otherwise adversely affect Lessor's award or the award of any fee mortgagee.


ARTICLE 13.  RIGHT TO INSPECT

     Lessor reserves the right to enter upon, inspect and examine the Leased Premises at any time during business hours, after reasonable notice to Lessee, and Lessee agrees to allow Lessor free access to the Leased Premises to show the premises. Upon default by Lessee, Lessee agrees to allow Lessor to then place "For Sale" or "For Rent" signs on the Leased Premises. Lessor and Lessor's representatives shall at all times while upon or about the Leased Premises observe and comply with Lessee's reasonable health and safety rules, regulations, policies and procedures. Lessor agrees to indemnify and hold Lessee, its successors, assigns, agents and employees from and against any liability, claims, demands, cause of action, suits and other litigation or judgements of every kind and character, including injury to or death of any person or persons, or trespass to, or damage to, or loss or destruction of, any property, whether real or personal, to the extent resulting from the negligence or willful misconduct or Lessor or Lessor's representatives while upon or about the Leased Premises.

ARTICLE 14.  EXCLUSIVE USE

     (A) After the Occupancy Date, Lessee expressly agrees and warrants that the Leased Premises will be used exclusively as an TGIFriday's Restaurant or other casual dining sit-down restaurant. Lessee acknowledges and agrees that any other use without the prior written consent of Lessor will constitute a default under and a violation and breach of this Lease. Lessee agrees: To open for business on the first day in respect of which Rent is payable; to operate all of the Leased Premises during the Term or Renewal Terms during regular and customary hours for businesses similar to the permitted exclusive use stated herein, unless prevented from doing so by causes beyond
Lessee's control; and to conduct its business in a professional and reputable manner.

     (B) If the Leased Premises are not operated as an TGIFriday's Restaurant or other casual dining sit-down restaurant, or remain closed for thirty (30) consecutive days (unless such closure results from reasons beyond
Lessee's reasonable control) and in the event Lessee fails to pay Rent when due or fulfill any other obligation hereunder, then Lessee shall be in default hereunder and Lessor may, at its option, cancel this Lease by giving ten
(10) days prior written notice to Lessee or exercise any other right or remedy that Lessor may have; provided, however, that reasonable closings shall be permitted for replacement of trade fixtures or during periods of repair after destruction.

     (C) In the event this Lease is terminated or canceled pursuant to this Article, Lessee shall remain liable for the payment of all Rents due to Lessor under this Lease for the full remaining term in accordance with the applicable terms and provisions of this Lease Agreement, offset by Rent generated under a lease agreement with any new tenant.

ARTICLE 15.  DESTRUCTION OF PREMISES

     If, during the term of this Lease, the Leased Premises are totally or partially destroyed by fire or other elements, within a reasonable time (but in no event longer than one hundred eighty (180) days and subject to the provisions herein below), Lessee shall repair and restore the Building so damaged or destroyed as nearly as may be practical to their condition immediately prior to such casualty. All rents payable by Lessee shall be abated during the period of repair and restoration to the extent that Lessor shall be compensated by the proceeds of the rent loss insurance required to be maintained by Lessee hereunder.

     Provided Lessee is not in default hereunder (and retains according to the terms hereof the right to rebuild) with the Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, Lessee shall have the right to promptly and in good faith settle and adjust any claim under such insurance policies with the insurance company or companies on the amounts to be paid upon the loss. The insurance proceeds shall be used to reimburse
Lessee for the cost of rebuilding or restoration of the Leased Premises. Risk that the insurance company shall be insolvent or shall refuse to make insurance proceeds available shall be with Lessee. The Leased Premises shall be so restored or rebuilt so as to be of at least equal value and substantially the same character as prior to such damage or destruction. If the insurance proceeds are less than Fifty Thousand Dollars ($50,000), they shall be paid to Lessee for such repair and restoration.
If the insurance proceeds are greater than or equal to Fifty
Thousand Dollars ($50,000), they shall be deposited by Lessee and Lessor into a customary construction escrow at a nationally recognized title insurance company, or at Lessee's option, with Lessor ("Escrowee") and shall be made available from time to time to Lessee for such repair and restoration. Such proceeds shall be disbursed in conformity with the terms and conditions of a commercially reasonable construction loan agreement. Lessee shall, in either instance, deliver to Lessor or Escrowee (as the case may be) satisfactory evidence of the estimated cost of completion together with such architect's certificates, waivers of lien, contractor's sworn statements and other evidence of cost and of payments as the Lessor or Escrowee may reasonably require and approve. If the estimated cost of the work exceeds
One Hundred Thousand Dollars ($100,000), all plans and specifications for such rebuilding or restoration shall be subject to the reasonable approval of Lessor.

     Any insurance proceeds remaining with Escrowee after the completion of the repair or restoration shall be paid to Lessor to reduce the sum of monies expended by Lessor to acquire its interest in the Lease Premises and rent hereunder shall be reduced by 10.25% of such amount.

     If the proceeds from the insurance are insufficient, after review of the bids for completion of such improvements, or should become insufficient during the course of construction, to pay for the total cost of repair or restoration, Lessee shall, prior to commencement of work, demonstrate to Escrowee and Lessor's reasonable satisfaction, the availability of such funds necessary to completion construction and Lessee shall deposit the same with Escrowee for disbursement under the construction escrow agreement.

     Provided, further, that should the Leased Premises be damaged or destroyed to the extent of fifty (50%) percent of its value or such that Lessee cannot carry on business as a casual dining restaurant without (in the opinion of an arbitrator appointed by the American Arbitration
Association office closest to the site of the Leased Premises pursuant to its rules and regulations and reasonably approved by Lessor and Lessee (with both parties having a right to a hearing at such office before said arbitrator)) being closed for more than sixty (60) days (which duration of closure may be established by Lessee by the affidavit of a mutually approved registered independent third party architect as to the estimated time of repair) during the last two (2) years of the remaining term of this Lease or any of the option terms of this Lease, if any further options to renew remain, Lessee may elect within 30 working days of such damage, to then exercise at least one
(1) option to renew this Lease so that the remaining term of the Lease is not less than five (5) years in order to be entitled to such insurance proceeds for restoration or rebuilding. Absent such election, this Lease shall terminate upon Lessor's receipt of the insurance proceeds at least equal to the estimated cost of such repair or restoration, and if the Lease is so terminated, Lessee's obligation for Rent hereunder shall cease upon Lessor's receipt of the insurance proceeds.

ARTICLE 16.  ACTS OF DEFAULT

     (A) Each of the following shall be deemed a default by Lessee and a breach of this Lease:

          1.  Failure to pay the Rent or any monetary
obligation herein reserved, or any part thereof when the same shall be due and payable. Interest and late charges for failure to pay Rent when due shall accrue from the first date such Rent was due and payable; provided, however, Lessee shall have five (5) days after written notice from Lessor within which to cure the failure to pay the Rent or any monetary obligation herein reserved.

          2. Failure to do, observe, keep and perform any of the other terms, covenants, conditions, agreements and provisions in this Lease to be done, observed, kept and performed by Lessee; provided, however, that Lessee shall have Thirty (30) days after written notice from Lessor within which to cure such default, or such longer time as may be reasonably necessary if such default cannot reasonably be cured within Thirty (30) days, if Lessee is diligently pursuing a course of conduct that in Lessor's reasonable opinion is capable of curing such default, but in any event such longer time shall not exceed 120 days after written notice from Lessor of the default hereunder.

          3. The abandonment of the premises by Lessee, the adjudication of Lessee as a bankrupt, the making by Lessee of a general assignment for the benefit of creditors, the taking by Lessee of the benefit of any insolvency act or law, the appointment of a permanent receiver or trustee in bankruptcy for Lessee property, or the appointment of a temporary receiver which is not vacated or set aside within sixty (60) days from the date of such appointment; provided, however, that the foregoing shall not constitute events of default so long as Lessee continues to otherwise satisfy its obligations (including but not limited to the payment of Rent) hereunder.

ARTICLE 17.  TERMINATION FOR DEFAULT

     In the event of any uncured default by Lessee and at any time thereafter, Lessor may serve a written notice upon Lessee that Lessor elects to terminate this Lease. This Lease shall then terminate on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted, provided, however, that Lessee shall have continuing liability for future rents for the remainder of the original term and any exercised renewal term as set forth in Article 19, notwithstanding any earlier termination of the Lease hereunder (except where Lessee has exercised a right to terminate where granted herein), preserving unto Lessor the benefit of its bargained-for rental payments.

ARTICLE 18.  LESSOR'S RIGHT OF RE-ENTRY

     In the event that this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, or in the event of an uncured default hereunder by Lessee, or in the event that the premises or any part thereof, shall be abandoned by Lessee and Rent shall not be paid or other obligations (including but not limited to repair and maintenance obligations) of Lessee hereunder shall not be met, then Lessor or its agents, servants or representatives, may immediately or at any time thereafter, re-enter and resume possession of the premises or any part thereof, and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, or by force or otherwise without being liable for any damages therefor, except for damages resulting from Lessor's negligence or willful misconduct.

ARTICLE 19.  LESSEE'S CONTINUING LIABILITY

     (A) Should Lessor elect to re-enter as provided in this Lease or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either (I) terminate this Lease or (ii) it may from time to time, without terminating the contractual obligation of Lessee to pay Rent under this Lease, in fulfilling Lessor's obligation, if any shall be required by law, to mitigate Lessee's damages, make such alterations and repairs as may be necessary to relet the Leased Premises or any part thereof for the remainder of the original Term or any exercised Renewal Terms, at such Rent or Rents, and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Termination of Lessee's right to possession by Court Order shall be sufficient evidence of the termination of Lessee's possessory rights under this Lease, and the filing of such an Order shall be notice of the termination of Lessee's Option to Purchase as set forth in any Memorandum of Lease of record.

     (B) Upon each such reletting, without termination of the contractual obligation of Lessee to pay Rent under this Lease, all Rents received by Lessor shall be applied as follows:

          1. First, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor;

          2.  Second, to the payment of any costs and
expenses of such reletting, including brokerage fees and attorney's fees and of costs of such alterations and repairs;

          3.  Third, to the payment of Rent and other
monetary obligations due and unpaid hereunder;

          4. Finally, the residue, if any, shall be held by Lessor and applied in payment of future Rent as the same may become due and payable hereunder.

If such Rents received from such reletting during any month are less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor.
Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of such Leased
Premises by Lessor shall be construed as an election on its part to terminate Lessee's contractual obligations under this Lease respecting the payment of rent and obligations for the costs of repair and maintenance unless a written notice of such intention be given to Lessee.

     (C) Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for any uncured breach.

     (D) In addition to any other remedies Lessor may have with this Article 19, Lessor may recover from Lessee all damages it may incur by reason of any uncured breach, including: The cost of recovering and reletting the Leased Premises; reasonable attorney's fees; and, the present value (discounted at a rate of 8% per annum) of the excess of the amount of Rent and charges equivalent to Rent reserved in this Lease for the remainder of the Term over the then reasonable Rent value of the Leased Premises (or the actual Rents receivable by Lessor, if relet) for the remainder of the Term, all of which amounts shall be immediately due and payable from Lessee to Lessor in full. In the event that the Rent obtained from such alternative or substitute tenant is more than the Rent which Lessee is obligated to pay under this Lease, then such excess shall be paid to Lessor provided that Lessor shall credit such excess against the outstanding obligations of Lessee due pursuant hereto, if any.

     (E) It is the object and purpose of this Article 19 that Lessor shall be kept whole and shall suffer no damage by way of non-payment of Rent or by way of diminution in Rent incurred pursuant hereto. Lessee waives and will waive all rights to trial by jury in any summary proceedings or in any action brought to recover Rent herein which may hereafter be instituted by Lessor against Lessee in respect to the Leased Premises. Lessee hereby waives any rights of re-entry it may have or any rights of redemption or rights to redeem this Lease upon a termination of this Lease. Lessee expressly waives to the Lessor the benefits of Act No. 20, approved April 6, 1951, as amended, entitled The Landlord and Tenant Act of 1951, and agrees to give quiet possession without further notice (except such notice as may be otherwise required in this Net Lease Agreement) at the end of the term, or upon default in the payment of any installment of rent or other event of default hereunder.

ARTICLE 20.  PERSONALTY, FIXTURES AND EQUIPMENT

     (A) All building fixtures, building machinery, and building equipment used in connection with the operation of the Leased Premises including, but not limited to, heating, electrical wiring, lighting, ventilating, plumbing, walk-in refrigerators/coolers, walk-in freezers, air conditioning systems, and the equipment owned by Lessor and leased to Lessee hereunder as specifically set forth on Exhibit B attached hereto and incorporated herein by reference shall be the property of Lessor. All other trade fixtures and all other articles of personal property owned by Lessee shall remain the property of Lessee.

     (B) Lessee shall furnish and pay for any and all equipment, furniture, trade fixtures, and signs, except for such items, if any, described in Article 20(A) above, as owned by Lessor. Lessee agrees that Lessor shall have a lien on all Lessee's equipment, furniture, trade fixtures, furnishings, and signs as security for the performance of and compliance with this Lease, subject to the rights of any bona fide third party's security interest in such property. Provided Lessee is not in default hereunder, Lessor agrees that its interest in the personal property of Lessee will be subordinated to financing which may exist or which Lessee may cause to exist in the future on that same personal property.

     (C) At the end of the term of this Lease, the property described at Article 20(B) above, after written notice to Lessor given at least ten (10) days prior thereto, may be removed from the Leased Premises by Lessee regardless of whether or not such property is attached to the Leased Premises so as to constitute a "fixture" within the meaning of the law; however, all damages and repairs to the Leased Premises which may be caused by the removal of such property shall be paid for by Lessee.

ARTICLE 21.  LIENS

     Lessee shall not do or cause anything to be done whereby the Leased Premises may be encumbered by any mechanic's or other liens. Whenever and as often as any mechanic's or other lien is filed against said Leased Premises purporting to be for labor or materials furnished or to be furnished to Lessee, Lessee shall remove the lien of record by payment or by bonding with a surety company authorized to do business in the state in which the property is located, within sixty (60) days from the date of the filing of said mechanic's or other lien and delivery of notice thereof to Lessee, or prior to foreclosure of the same, if earlier. Should Lessee fail to take the foregoing steps within said sixty 60) day period (or in any event, prior to the expiration of the time within which Lessee may bond over such lien to remove it as a lien upon the Leased Premises), Lessor shall have the right, among other things, to pay said lien without inquiring into the validity thereof, and Lessee shall forthwith reimburse Lessor for the total expense incurred by it in discharging said lien as additional Rent hereunder.

ARTICLE 22.  NO WAIVER BY LESSOR EXCEPT IN WRITING

     No agreement to accept a surrender of the Leased
Premises or termination of this Lease shall be valid unless in writing signed by Lessor. The delivery of keys to any employee of Lessor or Lessor's agents shall not operate as a termination of the Lease or a surrender of the Leased Premises. The failure of Lessor to seek redress for violation of any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. Neither payment by Lessee or receipt by Lessor of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent. Nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change it, modify it or discharge it, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.


ARTICLE 23.  QUIET ENJOYMENT

     Lessor covenants that Lessee, upon paying the Rent set forth in Article 4 and all other sums herein reserved as Rent and upon the due performance of all the terms, covenants, conditions and agreements herein contained on Lessee's part to be kept and performed, shall have, hold and enjoy the Leased Premises free from molestation, eviction, or disturbance by Lessor, or by any other person or persons lawfully claiming the same, and that Lessor has good right to make this Lease for the full term granted, including renewal periods.

ARTICLE 24.  BREACH - PAYMENT OF COSTS AND ATTORNEYS' FEES

     Each party agrees to pay and discharge all reasonable costs, and actual attorneys' fees, including but not limited to attorney's fees incurred at the trial level and in any appellate or bankruptcy proceeding, and expenses that shall be incurred by the prevailing party in enforcing the covenants, conditions and terms of this Lease or defending against an alleged breach, including the costs of reletting. Such costs, attorneys fees, and expenses if incurred by Lessor shall be considered as Rent as due and owing in addition to any Rent defined in Article 4 hereof.

ARTICLE 25.  ESTOPPEL CERTIFICATES

     Either party to this Lease will, at any time, upon not less than ten (10) days prior request by the other party, execute, acknowledge and deliver to the requesting party a statement in writing, executed by an executive officer of such party, certifying that: (a) this Lease is unmodified (or if modified then disclosure of such modification shall be made); (b) this Lease is in full force and effect; (c) the date to which the Rent and other charges have been paid; and (d) to the knowledge of the signer of such certificate that the other party is not in default in the performance of any covenant, agreement or condition contained in this Lease, or if a default does exist, specifying each such default of which the signer may have knowledge. It is intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser or mortgagee of the Leased Premises or any assignee of such mortgagee or a purchaser of the leasehold estate.

ARTICLE 26.  FINANCIAL STATEMENTS

     During the term of this Lease, Lessee will, within ninety (90) days after the end of Lessee's fiscal year, furnish its financial statements of the Lessee. The financial statements shall be audited, at the Lessee's expense, by an independent certified public accountant and shall be prepared in conformity with generally accepted accounting principles. For purposes of the foregoing, in lieu of individual audited financial statements for Lessee, audited financial statements for The Bistro Group inclusive of supporting schedules for Lessee, in form and substance substantially similar to those financial statements for The Bistro Group for the fiscal year ended September 26, 1994 previously delivered to Lessor, shall be acceptable. Additionally, during the term of the Lease, Lessee will within Forty-five (45) days from the end of each quarter of each fiscal year, furnish Lessor with Lessee's financial statements and financial statements of the Leased Premises for such quarter. Lessor shall have the right to require such financial statements on a monthly basis. Said quarterly (or monthly, if requested by Lessor) statements do not need to be prepared by an independent certified public accountant, but shall be certified as true and correct by the chief financial officer or other authorized appropriate officer of Lessee. The financial statements shall include a balance sheet and related statements of income, changes in cash funds, changes in capital, and related notes to financial statements.

ARTICLE 27.  MORTGAGE

     Lessee does hereby agree to make reasonable modifications of this Lease requested by any Mortgagee of record from time to time provided such modifications are not substantial and do not increase any of the Rents or substantially modify any of the business elements of this Lease, or impose further obligations of Lessee.

ARTICLE 28.  OPTION TO RENEW

     If this Lease is not previously canceled or terminated and if Lessee has complied with and performed all of the covenants and conditions in this Lease, then Lessee shall have the option to renew this Lease upon the same conditions and covenants contained in this Lease for Two (2) consecutive periods of Five (5) years each (singularly "Renewal Term"). Rent during each year of the Renewal Term shall increase by One and 13/100 Percent (1.13%) of the Rent payable for the preceding Lease Year.

     The first Renewal Term will commence on the day following the date the original Term expires and successive
Renewal Terms would commence on the day of following the last day of the then expiring Renewal Term. Except as otherwise provided in Article 15 hereof, Lessee must give one hundred twenty (120) days written notice to Lessor of its intent to exercise this option prior to the expiration of the original Term of this Lease or any Renewal Term, as the case may be.

ARTICLE 29.  MISCELLANEOUS PROVISIONS

     (A) All written notices shall be given to Lessor by certified mail. Notices to either party shall be addressed to the person and address given on the first page hereof. Lessor and Lessee may, from time to time, change these addresses by notifying each other of this change in writing. Notices of overdue Rent may be sent to Lessee by regular, special delivery, or nationally recognized overnight mail.

     (B) The terms, conditions and covenants contained in this Lease and any riders and plans attached hereto shall bind and inure to the benefit of Lessor and Lessee and their respective successors, heirs, legal representatives, and assigns.

     (C) This Lease shall be governed by and construed under the laws of the Commonwealth where the Leased Premises are situate.

     (D) In the event that any provision of this Lease shall be held invalid or unenforceable, no other provisions of this Lease shall be affected by such holding, and all of the remaining provisions of this Lease shall continue in full force and effect pursuant to the terms hereof.

     (E) The Article captions are inserted only for convenience and reference, and are not intended, in any way, to define, limit, describe the scope, intent, and language of this Lease or its provisions.

     (F) In the event Lessee remains in possession of the premises herein leased after the expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying said premises as a tenant from month-to-month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy except that the monthly installment of Rent shall increase by 25% of the amount due on the last month prior to such expiration.

     (G) If any installment of Rent (whether lump sum, monthly installments, or any other monetary amounts required by this Lease to be paid by Lessee and deemed to constitute
Rent hereunder) shall not be paid when due, or non-monetary default shall remain uncured after the expiration of any applicable cure period, Lessor shall have the right to charge Lessee a late charge of $250.00 per month for each month that any amount of Rent installment remains unpaid or non-monetary default shall go uncured. Said late charge shall commence after such installment is due or non-monetary default goes uncured after the expiration of any applicable cure period and continue until said installment, interest and all accrued late charges are paid in full or such non-monetary default is cured.

     (H) Any part of the Leased Premises may be conveyed by Lessor for private or public non-exclusive easement purposes at any time, provided Lessee shall consent after prior written notice, such consent not to be unreasonably withheld or delayed, provided such easement does not interfere with the business of Lessee. In such event Lessor shall, at its own cost and expense, restore the remaining portion of the Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased, all to be done without adjustments in Rent to be paid by Lessee. All proceeds from any conveyance of an easement shall belong solely to Lessor.

     (I) For the purpose of this Lease, the term "Rent" shall be defined as Rent under Article 4, and any other monetary amounts required by this Lease to be paid by Lessee.

     (J)  Lessee agrees to cooperate with Lessor to allow
Lessor to obtain and use at Lessor's expense promotional photographs of the Leased Premises, to the extent permitted by Lessee's franchisor.

ARTICLE 30.  REMEDIES

     NON-EXCLUSIVITY. Notwithstanding anything contained herein it is the intent of the parties that the rights and remedies contained herein shall not be exclusive but rather shall be cumulative along with all of the rights and remedies of the parties which they may have at law or equity.

ARTICLE 31.  HAZARDOUS MATERIALS INDEMNITY

     Lessee covenants, represents and warrants to Lessor, its successors and assigns, (i) that it has not used or permitted and will not use or permit the Leased Premises to be used, whether directly or through contractors, agents or tenants, and to the best of Lessee's knowledge and except as disclosed to Lessor in writing, the Leased Premises has not at any time been used for the generating, transporting, treating, storage, manufacture, emission of, or disposal of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances as defined in the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), or any other federal, state or local environmental laws, statutes, regulations, requirements and ordinances ("Hazardous Materials"); (ii) that there have been no investigations or reports involving Lessee, or the Leased Premises by any governmental authority which in any way pertain to Hazardous Materials (iii) that to the best of Lessee's knowledge, the operation of the Leased Premises has not violated and is not currently violating any federal, state or local law, regulation, ordinance or requirement governing Hazardous Materials; (iv) that the Leased Premises is not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites nor any other list, schedule, log, inventory or record of Hazardous Materials or hazardous waste sites, whether maintained by the United States Government or any state or local agency; and (v) that the Leased Premises will not contain any formaldehyde, urea or asbestos, except as may have been disclosed in writing to Lessor by Lessee at the time of execution and delivery of this Lease. Lessee agrees to indemnify and reimburse Lessor, its successors and assigns, for:

     (a)  any breach of these representations and warranties, and

     (b) any loss, damage, expense or cost arising out of or incurred by Lessor which is the result of a breach of, misstatement of or misrepresentation of the above covenants, representations and warranties, and

     (c) any and all liability of any kind whatsoever which Lessor may, for any cause and at any time, sustain or incur by reason of Hazardous Materials discovered on the Leased Premises during the term hereof or placed or released on the Leased Premises by Lessee;

together with all reasonable attorneys' fees, costs and disbursements incurred in connection with the defense of any action against Lessor arising out of the above. These covenants, representations and warranties shall be deemed continuing covenants, representations and warranties for the benefit of Lessor, and any successors and assigns of Lessor and shall survive expiration or sooner termination of this Lease. The amount of all such indemnified loss, damage, expense or cost, unpaid after demand, shall bear interest thereon at the lesser of 18% per annum or the highest rate of interest allowed by applicable law of the Commonwealth of Pennsylvania and shall become immediately due and payable in full on demand of Lessor, its successors and assigns.

ARTICLE 32.  ESCROWS

     Upon a default by Lessee or upon the request of Lessor's Mortgagee, if any, Lessee shall deposit with Lessor on the first day of each and every month, an amount equal to one-twelfth (1/12th) of the estimated annual real estate taxes, assessments and insurance ("Charges") due on the Leased Premises, or such higher amounts reasonably determined by Lessor as necessary to accumulate such amounts to enable Lessor to pay all charges due and owing at least thirty (30) days prior to the date such amounts are due and payable. From time to time out of such deposits Lessor will, upon the presentation to Lessor by Lessee of the bills therefor, pay the Charges or at Lessee's option, will upon presentation of receipted bills therefor, reimburse Lessee for such payments made by Lessee. In the event the deposits on hand shall not be sufficient to pay all of the estimated Charges when the same shall become due from time to time or the prior payments shall be less than the currently estimated monthly amounts, then Lessee shall pay to Lessor on demand any amount necessary to make up the deficiency. The excess of any such deposits shall be credited to subsequent payments to be made for such items. If a default or an event of default shall occur under the terms of this Lease, Lessor may, at its option, without being required so to do, apply any Deposit on hand to cure the default, in such order and manner as Lessor may elect.


ARTICLE 33.  NET LEASE

     Notwithstanding anything contained herein to the contrary it is the intent of the parties hereto that this Lease shall be a net lease and that the Rent defined pursuant to Article 4 should be a net Rent paid to Lessor.
Any and all other expenses including but not limited to, maintenance, repair, insurance, taxes, and assessments, shall be paid by Lessee.

ARTICLE 34.  TGIFRIDAY'S FRANCHISE

     The right of Lessee to operate a TGIFriday's
Restaurant on the Leased Premises arises pursuant to a franchise agreement between Lessee and T.G.I. Friday's (or its successor in interest) ("Franchisor") (the "Franchise Agreement"). Lessee (and Lessee represents that T.G. I Friday's also) expressly acknowledge and agree that the Franchise Agreement has been disclosed to Lessor, but the provisions of the Franchise Agreement shall have absolutely no effect on this Lease. To provide certain assurances as required by Franchisor, Lessee hereby agrees for the benefit of Franchisor and further hereby unconditionally and irrevocably authorizes Lessor to do each and all of the following for and on behalf of Franchisor.

     (A) Assignment of Lease to Franchisor. Lessor agrees that Lessee may at any time after prior written notice to Lessor (whether or not Lessee is in default under this Lease) assign this Lease to Franchisor. If at any time of any such assignment Lessee shall not be in default hereunder, or, if Lessee shall be in default but such default shall be timely cured within the cure periods herein provided, without extension or delay occasioned by such assignment, Lessor agrees that peaceful possession of the Leased Premises by Franchisor shall not be disturbed and this Lease shall not be terminated or affected by reason of such assignment but shall continue in full force and effect as a direct lease between Lessor and Franchisor (though the original Lessee shall remain fully liable for the obligations of Lessee hereunder) all upon the terms, covenants, and conditions set forth in this Lease and in that event, Franchisor shall attorn to and be bound by all the terms and conditions of this Lease by written attornment and assumption agreement in favor of Lessor and Lessor agrees to accept such attornment and recognize Franchisor as Lessee under this Lease.

     (B) Notices to Franchisor; Franchisor's Concurrent Option to Cure. Lessor will endeavor to give Franchisor simultaneously with service to Lessee (but only where such notice may be required hereunder) a duplicate of any and all notices and demands given by Lessor to Lessee; provided, however, that failure of Franchisor to receive such notices shall not hinder or delay Lessor's right to proceed with any or all remedies granted to Lessor herein as against Lessee. No such notice to Lessee shall be effective as against Franchisor unless a copy is so given to Franchisor at the Franchisor's last known (to Lessor) address in the same manner as notices must be given as set forth with Article 29 hereof.

        In the event of a default by Lessee hereunder, Franchisor shall have the same right concurrent with Lessee to perform any of Lessee's covenants or obligations or of curing any default by Lessee, and upon written notice to Lessor of the same within 5 business days after such cure by Franchisor, assume Lessee's position as lessee (subject to any liens, pledges, or encumbrances on such interest, if any) under this Lease. In the event Franchisor elects to assume this Lease due to Franchisor's cure of a default by Lessee, Lessee shall be deemed to have automatically assigned this Lease (though remaining liable for Lessee's obligations hereunder) to Franchisor.

         Lessor agrees (to the extent known to Lessor) to give Franchisor prior written notice of any assignment or sublet of Lessee's interest hereunder, or any material amendment of this Lease prior to Lessor's consent to the same, if Lessor's consent thereto is required hereunder.

      (C)  Right to Remove TGIFriday's Identity  Within ten
(10) business days after termination or expiration of this Lease, Franchisor shall have the right, after prior written notice to Lessor and the making of mutually satisfactory arrangements respecting the nature and repair of the Leased Premises as a result thereof, to make at its own cost and expense, non-structural modifications or alterations to the Leased Premises as may be necessary to distinguish the appearance of the Leased Premises as may be necessary to distinguish the appearance of the Leased Premises from that of an TGIFriday's Restaurant, and shall have the right to make such specific additional changes thereto as Franchisor may reasonably request for that purpose. Such modifications or changes shall include, but may not be limited to:

     1. Removal of decorative memorabilia, including all wall hangings and pictures;

     2. Removal of all TGIFriday's signage and material containing proprietary marks and symbols;

     3.  Repaint exterior walls; and

     4. Removal of all items, such as menus, recipes, or any other items bearing Franchisor's Proprietary marks.



     IN WITNESS WHEREOF, Lessor and Lessee have respectively signed and sealed this Lease as of the day and year first above written.

                       LESSEE:  OHIO VALLEY BISTROS, INC.
Attest:
   /s/ Donna G Davis Treasurer   By:/s/ James S Cox
                                         Its:President



STATE OF            )
                    )SS.
COUNTY OF           )

  The foregoing instrument was acknowledged before me this 8th day of December, 1997, behalf of said corporation.


                    Notary Public


          /s/ Ruby D Thompson
               [notary seal]



                  LESSOR:   AEI REAL ESTATE FUND XVII LIMITED
                            PARTNERSHIP, a Minnesota limited
                            partnership

                            By: AEI FUND MANAGEMENT XVII, INC., a
                                Minnesota corporation
Attest:

/s/ Mark E Larson           By: /s/ Robert P Johsnon
    Mark E Larson, Secretary        Robert P. Johnson, President



STATE OF MINNESOTA  )
                                   )SS.
COUNTY OF RAMSEY    )

     The foregoing instrument was acknowledged before me the 9th day of December, 1997, by Robert P. Johnson, the President of AEI Fund Management XVII, Inc., a Minnesota corporation, corporate general partner of AEI Real Estate Fund XVII Limited Partnership, on behalf of said limited partnership.

                              /s/ Michael B Daugherty
                                  Notary Public

                              [notary seal]


                    LESSOR:   AEI INCOME & GROWTH FUND XXII
                              LIMITED PARTNERSHIP, a
                              Minnesota limited partnership

                              By: AEI FUND MANAGEMENT XXII, INC., a
                                  Minnesota corporation
Attest:

 /s/ Mark E Larson            By: /s/ Robert P Johsnon
     Mark E Larson, Secretary         Robert P. Johnson, President


STATE OF MINNESOTA  )
                                   )SS.
COUNTY OF RAMSEY    )

     The foregoing instrument was acknowledged before me the 9th day of December, 1997, by Robert P. Johnson, the
President of AEI Fund Management XXI, Inc., a Minnesota corporation, corporate general partner of AEI Income &
Growth Fund XXII Limited Partnership, on behalf of said limited partnership.

                              /s/ Michael B Daugherty
                                    Notary Public

                              [notary seal]








                    Exhibit A

All that certain lot or piece of ground situate in the Township of Hempfield, County of Westmoreland and
Commonwealth of Pennsylvania, being all of Lot No. 2 the Revised Hempfield Square Plan of Lots of record in Plan Book
Volume 91, page 313.

Together with and under subject to a Reciprocal Easement and Use Restriction Agreement dated May 5, 1997 and recorded in
Deed Book Volume 3491, page 299 by and among Gustine
Hempfield Associates, Ltd. et al. and Mountain Top
Associates.

Being designated as Tax Parcel 50-14-00-0-235 in the Tax
Assessment Office of Westmoreland County, Pennsylvania.